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                                                                    EXHIBIT 23.3

[Letterhead of Morgan Keegan
appears here]


June 25, 1999

Board of Directors
AmREIT, Inc.
8 Greenway Plaza
Suite 824
Houston, TX 77046

        Re:  Consent for Form S-4

Gentlemen:

Morgan Keegan & Company, Inc. ("Morgan Keegan") rendered a fairness opinion, dated June 9, 1999 (the "Fairness Opinion"), to the Board of Directors of AmREIT, Inc., a Maryland real estate investment trust ("AmREIT" or the "Company") in connection with the merger of Taylor Income Investors, III Ltd. (formerly known as Taylor Income Investors, Ltd.), Taylor Income Investors IV, Ltd., Taylor Income Investors V, Ltd., Taylor Income Investors VI, Ltd., AAA Net Realty Fund VII, Ltd., AAA Net Realty Fund VIII, Ltd., AAA Net Realty Fund Goodyear, Ltd., AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. with and into the Company {the "Transaction").

The Company desires to use the name "Morgan Keegan & Company, Inc." as well as the description of the Fairness Opinion, in the exact form attached hereto as EXHIBIT "A" (the "Description"), in the Prospectus which constitutes a part of that certain Registration Statement on Form S-4 which has been prepared by Company counsel in connection with the Transaction, and to file the Fairness Opinion as an exhibit to the Prospectus.

Morgan Keegan hereby consents to Company's use of the Description and the Fairness Opinion in the proposed Prospectus and the Company hereby agrees that it shall not alter, amend, revise or use the Description or the Fairness Opinion in any application without the prior written consent of Morgan Keegan.

Very truly yours,

/s/ Morgan Keegan & Company, Inc.
--------------------------------------
MORGAN KEEGAN & COMPANY, INC.

                                                ACKNOWLEDGE
                                                AmREIT, Inc.

                                            By: /s/ Larry Mangum
                                                Title: CFO